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                                                                    Exhibit 23.3


                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the inclusion of our report dated May 26, 1995, with respect to the balance sheet of StatSpin, Inc. as of March 31, 1995, and the related statements of income and accumulated deficit and cash flows for each of the two years in the period ended March 31, 1995, which report appears in the registration statement on Form S-1 of International Remote Imaging Systems, Inc. dated September 23, 1996, and to the reference to our Firm under the heading "Experts" in the Prospectus.


                                                     KPMG PEAT MARWICK LLP

                                                 /s/ KPMG Peat Marwick LLP

Boston, Massachusetts
September 23, 1996